SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            July 18, 2000
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

  Delaware                        1-7182                        13-2740599
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(State or Other                 (Commission                (I.R.S. Employer
 Jurisdiction of                File Number)               Identification No.)
 Incorporation)

4 World Financial Center, New York, New York                      10080
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:         (212) 449-1000
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS
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Filed herewith is the Preliminary  Unaudited Earnings Summary for the three- and six-month periods ended June 30, 2000 and supplemental quarterly information, as contained in a press release dated July 18, 2000, for Merrill Lynch & Co., Inc. ("Merrill Lynch"). The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Preferred stockholders' equity, common stockholders' equity, long-term borrowings, and preferred securities issued by subsidiaries as of June 30, 2000 were approximately $425 million, $15.3 billion, $61.5 billion, and $2.7 billion, respectively.

On July 18, 2000, Merrill Lynch reported quarterly net earnings of $902 million, the second-highest quarterly net earnings ever, up 34% from the $673 million reported in the 1999 second quarter. Earnings per common share were $2.29 basic and $2.01 diluted, compared with $1.80 basic and $1.57 diluted in the 1999 second quarter.

The company also announced that its Board of Directors approved a two-for-one common stock split and a 7% increase in the quarterly cash dividend from $0.30 to $0.32 per share on a pre-split basis.

The stock split will be effected in the form of a 100% common stock dividend, payable August 31, 2000 to common shareholders of record on August 4, 2000.

The increased dividend, which follows the $0.03 increase to $0.30 declared on April 17, 2000, will be payable August 24, 2000 to common shareholders of record on August 4, 2000. The quarterly cash dividend is 19% higher than the first quarter 2000 dividend.

Annualized   return  on  average   common  equity  in  the  second  quarter  was
approximately 24.3%. The pre-tax profit margin for the quarter was 20.6%.

These results were achieved against the backdrop of a market environment that was less robust than that of the previous quarter.

Merrill Lynch's net earnings of $1.9 billion for the first half of the year were a record, over 50% higher than the first half of 1999. The associated pre-tax profit margin of 21.2% is the highest for the first half of any year since 1993. Annualized return on average common equity was 27.6% for the first six months, nearly 3 percentage points higher than at this point last year.


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BUSINESS SEGMENT REVIEW:

CORPORATE AND INSTITUTIONAL CLIENT GROUP

o CICG posted strong results. Net revenues were $3.2 billion, up 33% from the second quarter of 1999. The strength of Merrill Lynch's global equity franchise was underscored by strong results in cash trading, equity derivatives, and equity underwriting.

o Merrill Lynch retained its position as the leading underwriter of total debt and equity securities in both the US and global markets, with second-quarter market shares of 15.8% and 12.2%, respectively, according to Thomson Financial Data.

o    Merrill  Lynch   participated  in  numerous  landmark   investment  banking
     transactions during the second quarter, highlighting our global execution strength in difficult markets. Merrill Lynch acted as:

     - joint manager for the $10.6 billion AT&T Wireless initial public offering of 360 million "tracking shares", the largest US IPO to date.

     - sole manager for Solectron's $3.5 billion issuance of Liquid Yield Option Notes ("LYONs"), the largest LYONs ever issued and the largest primary convertible debt offering by a US issuer.

     - lead financial advisor to Bestfoods in its acquisition by Unilever, creating a preeminent global food and consumer goods company.

     - exclusive financial advisor to Canal Plus S.A. in its three-way merger with Seagram Co. and Vivendi S.A., creating a new global media giant.

     - financial advisor to NTT Communications Corp. in its acquisition of Verio Inc., the largest cash deal to date in the Internet or networking industry.

o Merrill Lynch announced an agreement to merge with Herzog Heine Geduld, a leading Nasdaq market maker. The transaction, which closed last week, will expand Merrill Lynch's market-making activity in Nasdaq and other over-the-counter stocks and enhance its leading global equity franchise.

o Merrill Lynch joined with others to create BondBook LLC, an electronic bond trading system that will pioneer a change in the structure of the fixed-income markets.


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PRIVATE CLIENT GROUP

o Private Client net revenues for the second quarter were up 14% from the second quarter of 1999. In the US, net revenues were up 12% from the prior year, and internationally, net revenues were up 27%. This growth was driven primarily by increased volumes of equity and mutual fund transactions.

o Total client assets were $1.8 trillion at the end of the second quarter of 2000, relatively unchanged from the end of the first quarter. Client assets in asset-priced accounts continued to grow, rising 3% to $209 billion in the second quarter primarily due to continued momentum in Unlimited Advantage (Service Mark) and Merrill Lynch Consults (Registered Trademark).

o The flow of net new money into private client accounts slowed as a result of significantly increased seasonal outflows associated with clients' payment of income taxes. In addition, lower IPO activity reduced the overall amount of private wealth created from the record levels seen in the previous quarter. A total of $18 billion in net new money was added to client accounts during the quarter, comprising $11 billion in US private client and $7 billion in international private client.

o Two-thirds of a million clients now have online access to their accounts through Merrill Lynch OnLine (Service Mark) or ML Direct (Service Mark), compared with less than 250,000 a year ago.

o The implementation of our US banking strategy gained momentum. Deposits in Merrill Lynch's US banks reached $19 billion, more than double the amount outstanding at the end of the first quarter.

o Merrill Lynch and HSBC Holdings plc joined forces in a 50/50 partnership to create the first global online investment and banking services company. The new company strategically combines Merrill Lynch's leading investment capabilities and award-winning research team with HSBC's strong global presence, client relationships, and processing capabilities.

o Merrill Lynch continued to grow its worldwide financial consultant force, which grew by 700 to 19,300 at the end of the second quarter.

MERRILL LYNCH INVESTMENT MANAGERS

o The financial performance of our asset management business continues to strengthen. Net revenues for the quarter were up 14% over the second quarter of 1999.

o Excluding retail money market funds, which declined as a result of the implementation of our US banking strategy, assets under management grew 11%


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     from the same  period  last  year.  At  quarter  end,  total  assets  under management were $555 billion.

o Investment Managers had net new money of $18 billion, excluding the retail money market outflows.

o Investment performance continues to improve, reflecting tangible results from the integration and growth of our global asset management business.


INCOME STATEMENT REVIEW:

REVENUES

Net revenues were $6.7 billion, up 23% from the 1999 second quarter, as new highs were reached in asset management and portfolio service fees, underwriting fees, and net interest income. Principal transactions and strategic advisory service fees demonstrated solid growth.

Commission revenues were $1.6 billion, up 3% from the 1999 second quarter, mainly due to higher mutual fund sales. The growth in Unlimited Advantage (Service Mark) and other asset-priced services resulted in the shift of some revenues previously recorded as commissions to asset management and portfolio service fees.

Principal transaction revenues rose 33% from the 1999 second quarter to $1.4 billion, led by higher equity and equity derivatives trading volumes.

Investment banking revenues were $1.1 billion, up 20% from the second quarter a year ago, primarily as a result of record underwriting revenues and higher strategic advisory service revenues associated with increased merger and acquisition activity.

Asset management and portfolio service fees increased 22% from the 1999 second quarter to a new quarterly high of $1.4 billion. Asset management fees were up 10% from the comparable period a year ago. Portfolio service fees increased 51% from the 1999 second quarter as assets in asset-priced accounts continued to grow, principally those related to Unlimited Advantage (Service Mark) and Merrill Lynch Consults (Registered Trademark).

Other revenues were up 55% from the second quarter of 1999 to $272 million, primarily due to increased income from investments.

Net interest profit was $863 million, up $321 million from the second quarter a year ago. The year-over-year increase was due to increased customer-lending balances, higher dividend revenues, and changes in the asset/liability composition.


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EXPENSES

Compensation and benefits were up 26% from the 1999 second quarter to $3.4 billion, as increased profitability led to higher incentive compensation, but were down 10% from the first quarter of 2000. Compensation and benefits were 51.4% of net revenues for the second quarter of 2000, compared to 52.5% in the previous quarter.

Non-compensation expenses were virtually unchanged from the previous quarter and up 12% from the second quarter of 1999. These expenses were 28.0% of net revenues for the second quarter compared to 30.9% for the comparable period in 1999. Details on changes in non-compensation expenses follow:

o communications and technology expenses were unchanged from the first quarter at $579 million. The 8% increase from the 1999 second quarter is the result of higher technology-related depreciation and increased communication maintenance costs.

o occupancy and related depreciation was $256 million, virtually unchanged from the 2000 first quarter and up 10% from the 1999 second quarter.

o advertising and market development expenses rose 7% from the previous quarter and 30% from the comparable quarter in 1999 to $262 million. The increases are the result of higher business development expenses and sales promotion costs associated with increased business activity. In addition, higher advertising costs contributed to the year-over-year increase.

o brokerage, clearing, and exchange fees were $196 million, up 15% from the second quarter a year ago, mainly due to increased transaction volume.

o professional fees increased 13% from the prior quarter and 16% from the 1999 second quarter to $166 million, due to higher employment service fees, partially offset by lower consulting fees. In addition, higher legal fees contributed to the year-over-year increase.

o goodwill amortization was $54 million in the second quarter of 2000. Other expenses were $363 million, down 9% from the previous quarter.

The effective tax rate in the quarter was 31.0%.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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        (c) Exhibits
            --------

            (99)  Additional Exhibits

                  (i) Preliminary Unaudited Earnings Summary for the three- and six-month periods ended June 30, 2000 and supplemental quarterly information




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  MERRILL LYNCH & CO., INC.
                                            ------------------------------------
                                                         (Registrant)




                                            By: /s/ Thomas H. Patrick
                                                --------------------------------
                                                    Thomas H. Patrick
                                                    Executive Vice President and
                                                    Chief Financial Officer

Date:  July 18, 2000





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                                  EXHIBIT INDEX

Exhibit No.     Description                                             Page
-----------     -----------                                             ----

(99)            Additional Exhibits

                (i) Preliminary Unaudited Earnings Summary for the
                    three- and six-month periods ended June 30, 2000
                    and supplemental quarterly information             10-14







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